Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
General Mills, Inc.:
We consent to the incorporation by reference in the Registration Statements (No. 333-151048, 333-152321, and 333-155932) on Form S-3 and Registration Statements (No. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-13089, 333-32509, 333-65311, 333-65313, 333-90010, 333-90012, 333-102695, 333-109050, 333-131195, 333-139997, 333-148820, and 333-163849) on Form S-8 of General Mills, Inc. of our report dated July 8, 2011, with respect to the consolidated balance sheets of General Mills, Inc. as of May 29, 2011 and May 30, 2010, and the related consolidated statements of earnings, total equity and comprehensive income, and cash flows for each of the fiscal years in the three-year period ended May 29, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 29, 2011, which report appears in the May 29, 2011 annual report on Form 10-K of General Mills, Inc.
/s/ KPMG LLP
Minneapolis, Minnesota
July 8, 2011